UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2009 (July 23, 2009)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 23, 2009, the board of directors of Penn Virginia Corporation (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”). The principal amendments to the Code were as follows:

(i)	Amending the “Securities Law and Insider Trading” provision to conform it to the Company’s existing Policy Regarding Special Trading Procedures;

(ii)	Adding an “Authorization and Documentation” provision, which deals with the authorization and proper documentation of transactions;

(iii)	Revising the harassment provision to clarify that all forms of inappropriate behavior, and not just illegal harassment, are prohibited; and

(iv)	Amending the “Confidential Information” provision to provide additional guidelines regarding the treatment of confidential information.

The Code applies to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. A copy of the Code, as amended, is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. A current copy of the Code is also available at the “Governance” section of the Company’s website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, without charge.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Penn Virginia Corporation Code of Business Conduct and Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title	Executive Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
14.1	Penn Virginia Corporation Code of Business Conduct and Ethics.